EXHIBIT 23.1
Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-277103) of CNL Strategic Capital, LLC of our report dated March 31, 2025, with respect to the consolidated financial statements of CNL Strategic Capital, LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Orlando, Florida
March 31, 2025
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